UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2016 (September 13, 2016)

V.F. Corporation

(Exact name of registrant as specified in charter)

Pennsylvania	1-5256	23-1180120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Corporate Center Boulevard

Greensboro, North Carolina 27408

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 424-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 20, 2016, V.F. Corporation (the “Company”) closed its sale of €850,000,000 aggregate principal amount of 0.625% Senior Notes due 2023 (the “Notes”) pursuant to the Underwriting Agreement, dated September 13, 2016, among the Company, Barclays Bank PLC, HSBC Bank plc and J.P. Morgan Securities plc, as representatives of the several underwriters named therein. The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (File No. 333-197856) previously filed with the Securities and Exchange Commission under the Act.

The net proceeds received by the Company, after deducting the underwriting discount and estimated offering expenses payable by the Company, were approximately €843.5 million. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, including repayment of outstanding indebtedness under its existing commercial paper program. The Notes are the unsecured obligations of V.F. Corporation and rank equally with all of its other unsecured and unsubordinated indebtedness.

The Notes were issued pursuant to an Indenture, dated as of October 15, 2007 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of September 20, 2016, among the Company, the Trustee and The Bank of New York Mellon, London Branch, as paying agent (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes will bear interest at a fixed rate of 0.625% per annum. Interest on the Notes is payable annually on each September 20, commencing September 20, 2017. The Notes will mature on September 20, 2023. The Notes are redeemable at the option of the Company. The Indenture also contains certain covenants as set forth in the Indenture and requires the Company to offer to repurchase the Notes upon certain change of control events.

The foregoing description of the issuance, sale and terms of the Notes does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, the Base Indenture and the Supplemental Indenture. The Underwriting Agreement and the Supplemental Indenture (including the form of Notes) are attached hereto as Exhibits 1.1, 4.2 and 4.3 to this Current Report on Form 8-K, and the Base Indenture is incorporated herein by reference as Exhibit 4.1 to this Current Report on Form 8-K. Opinions of counsel for the Company relating to the validity of the Notes are filed as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following are furnished as exhibits to this report:

1.1	Underwriting Agreement, dated as of September 13, 2016 among V.F. Corporation, Barclays Bank PLC, HSBC Bank plc and J.P. Morgan Securities plc, as representatives of the several underwriters named therein.
4.1	Indenture, dated as of October 15, 2007, between V.F. Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-146594) and incorporated herein by reference).
4.2	Third Supplemental Indenture, dated as of September 20, 2016, among V.F. Corporation, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, London Branch, as paying agent
4.3	Form of 0.625% Senior Notes due 2023 (included in Exhibit 4.2).
5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Notes.
5.2	Opinion of Laura C. Meagher with respect to certain matters of Pennsylvania law.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
23.2	Consent of Laura C. Meagher (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

Date: September 20, 2016	By:	/s/ Laura C. Meagher
Name: Laura C. Meagher
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of September 13, 2016 among V.F. Corporation, Barclays Bank PLC, HSBC Bank plc and J.P. Morgan Securities plc, as representatives of the several underwriters named therein.
4.1	Indenture, dated as of October 15, 2007, between V.F. Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-146594) and incorporated herein by reference).
4.2	Third Supplemental Indenture, dated as of September 20, 2016, among V.F. Corporation, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, London Branch, as paying agent
4.3	Form of 0.625% Senior Notes due 2023 (included in Exhibit 4.2).
5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Notes.
5.2	Opinion of Laura C. Meagher with respect to certain matters of Pennsylvania law.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
23.2	Consent of Laura C. Meagher (included in Exhibit 5.2).